Exhibit 99.1

N E W S B U L L E T I N FROM:	RE:	Headwaters Incorporated 10701 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW
FOR FURTHER INFORMATION AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (310) 622-8226

FOR IMMEDIATE RELEASE

HEADWATERS INCORPORATED ANNOUNCES APPOINTMENT OF NEW BOARD MEMBER

SOUTH JORDAN, UTAH, OCTOBER 1, 2014 (NYSE: HW) HEADWATERS INCORPORATED, a building products company dedicated to improving lives through innovative advancements in construction materials, today announced the appointment of Tom Chieffe to Headwaters’ Board of Directors, effective October 1, 2014. Mr. Chieffe has over 20 years of building products experience and currently serves as the Chief Executive Officer of RSI Cabinets, a division of RSI Home Products, Inc. Prior to joining RSI Cabinets, he was an Operating Executive for Oaktree Capital, a global asset management firm. Previously, Mr. Chieffe served as President and CEO of Associated Materials Incorporated, a producer and distributor of windows, siding and other building products. Before his time with Associated Materials, Mr. Chieffe held various executive positions with Masco Corporation, including Group Vice President of the Retail Cabinet Group. He currently sits on the board of directors for Knape and Vogt and Dayton Superior Corporation. He graduated from Clarion University of Pennsylvania with a Bachelor of Science degree in Business Administration.

“Headwaters is very pleased to have Mr. Chieffe join our Board of Directors. He brings with him extensive experience in the building products industry, including business development and general management.  We anticipate he will add to our efforts to improve existing operations, as well as further our growth in niche product categories.,” stated Mr. Kirk A. Benson, Headwaters’ Chairman and CEO.

About Headwaters Incorporated

Headwaters Incorporated is improving lives through innovative advancements in construction materials through application, design, and purpose. Headwaters is a diversified growth company providing products, technologies and services to the heavy construction materials, light building products, and energy technology industries.  Through its coal combustion products, building products, and energy businesses, the Company has been able to improve sustainability by transforming underutilized resources into valuable products.  www.headwaters.com

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.  Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building products, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters.  Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products and catalysts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management.  Actual results may vary materially from such expectations.  Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements.  Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.  In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2013, Quarterly Reports on Form 10-Q, and other periodic filings.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors.  Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com.  There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Our reports can be accessed through the investor relations section of our web site.